RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                                Under Section 245
                                     of the
                        Delaware General Corporation Law



     We, Ralph P. End, Vice President, and Sandra K. Myers, Secretary, of Keystone Consolidated Industries, Inc., a corporation existing under the laws of the state of Delaware, do hereby certify under the seal of the said corporation as follows:

     FIRST:   That  the  name  of  the  corporation  is  Keystone   Consolidated
Industries, Inc., which was originally incorporated under the name KEYSTEEL, INC.

     SECOND: That the certificate of incorporation of the corporation was filed by the secretary of state, Dover, Delaware, on the 18th day of May, 1955.

     THIRD: The amendments to the certificate of incorporation effected by this certificate as follows:

     1. To replace the purposes clause with a simplified and more general statement of such purposes;
     2. To eliminate the right of stockholders to cumulate votes in the election of directors;
     3. To classify the Board of Directors into three classes of directors with staggered three-year terms;
     4. To reduce the requisite stockholder vote required in connection with any sale, lease or exchange of all or substantially all of the property and assets of the Company;
     5. To reduce the requisite stockholder vote to approve future amendments to the Certificate of Incorporation;
     6.   To restate the Company's Certificate of Incorporation.

     FOURTH:   The  amendments  and  the   restatement  of  the  certificate  of
incorporation  have been duty adopted by the  stockholders  in  accordance  with
Section 245 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of more than two-thirds of the outstanding shares of common stock of the corporation entitled to notice of, and to vote at a duly called meeting of stockholders and that the capital of the corporation will not be reduced under or by reason of said amendments and restatement.

     FIFTH: That the text of the certificate of incorporation of said Keystone Consolidated Industries, Inc., as amended is hereby restated as further amended by this certificate, to read in full, as follows:

     Keystone Consolidated Industries, Inc. a corporation organized and existing under and by virtue of the laws of the State of Delaware,

         DOES HEREBY CERTIFY:

     That the present name of the corporation is Keystone Consolidated Industries, Inc. The corporation was originally incorporated under the name Keysteel, Inc. and its original certificate of incorporation was filed with the Secretary of State of the State of Delaware on May 18, 1955.

     That by written consent of the entire Board of Directors of said corporation, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "GCL"), resolutions were duly adopted setting forth a proposed restated certificate of incorporation of said corporation (the "Restated Certificate of Incorporation"), which Restated Certificate of Incorporation reflected certain amendments to the certificate of incorporation of the Corporation, declaring said Restated Certificate of Incorporation and the amendments reflected therein to be advisable and approving its submission to the stockholders of the corporation for consideration thereof.

     That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of the stockholders of the corporation was duly called and held, upon notice in accordance with Section 222 of the GCL, at which meeting more than two-thirds of the outstanding shares entitled to vote at such meeting were voted in favor of the Restated Certificate of Incorporation.

     That this Restated Certificate of Incorporation amends and restates the certificate of incorporation of the corporation, as the same heretofore has been amended, supplemented and/or restated (the "Certificate of Incorporation"), and has been duly adopted in accordance with Sections 242 and 245 of the GCL.

     That the text of the Certificate of Incorporation is hereby restated and integrated and further amended to read in its entirety as follows:

     FIRST. The name of the corporation is KEYSTONE CONSOLIDATED INDUSTRIES, INC.

     SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is twelve million five hundred thousand (12,500,000), of which twelve million (12,000,000) shares are Common Stock of the par value of One Dollar ($1.00) each and five hundred thousand (500,000) shares are Preferred Stock without par value.

     The Preferred Stock shall be issued in one or more series. The Board of Directors is hereby expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

     (a) The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;
     (b) The annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;
     (c) The redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;
     (d) The preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;
     (e) The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;
     (f) The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and
     (g)  any other relative rights, preferences and limitations of that series.

     No holder of stock of the corporation shall have any preemptive or other right whatever, as such holder, to subscribe for or purchase or to have offered to him for subscription or purchase any additional shares of stock of any class, character or description which may be issued or sold by the corporation, or obligations of any kind which may be issued or sold by the corporation and which shall be convertible into stock of any class of the corporation, or to which there shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder of such obligation the right to subscribe for, or to purchase or receive from the corporation any shares of capital stock of any class of the corporation, whether now or hereafter authorized.

     FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

     SIXTH. The corporation is to have perpetual existence.

     SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     EIGHTH. The number of directors of the corporation shall be fixed by the by-laws, subject to the provisions of this certificate of incorporation and to the provisions of the laws of the State of Delaware.

     The board of directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director until his successor shall be elected and shall qualify (except in cases where no successor is elected due to a reduction in the size of the board) or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in the number of directors shall be apportioned among the classes as equally as possible. Vacancies, including vacancies created by an increase in the size of the board of directors, shall be filled by the affirmative vote of a majority of the remaining board of directors. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders in 1996; that of Class II shall expire at the annual meeting of stockholders in 1997; and that of Class III shall expire at the annual meeting of stockholders in 1998; and in all cases as to each director until his successor shall be elected and shall qualify (except in cases where no successor is elected due to a reduction in the size of the board) or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified (or election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. Any director or the entire board of directors may be removed, with or without cause, by holders of a majority of the shares then entitled to vote at an election of directors.

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, after, amend or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for say proper purpose and to abolish any such reserve in the manner in which it was created.

     By resolution passed by the majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporations, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and nay exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     NINTH. Meetings of the stockholders may be held outside of the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     ELEVENTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, we have signed this certificate and caused the corporate seal of the corporation to be hereunto affixed this 15th day of September, 1995.

                         /s/ Ralph P. End
                             ------------------------------------------------
                             Ralph P. End, Vice President



Attest:


/s/ Sandra K. Myers
Sandra K. Myers, Secretary



State of Texas             )
                           )
County of Dallas           )


     Be it remembered on this 15th day of September 1995, personally came before jut Linda S. Roberts, a notary public in and for the county and state aforesaid, Ralph P. End, party to the foregoing certificate, known to me personally to be such, and duty acknowledged the said certificate to be his act and deed, and that the facts therein stated are true.

         Given under my band and seat of office the day and year aforesaid.


                             /s/ Linda S. Roberts
                             ------------------------------------------------
                             (Notary public)

         My commission expires:  10-17-96